Exhibit 10.3

EXECUTION VERSION

PLEDGE AGREEMENT

PLEDGE AGREEMENT (this “Agreement”), dated as of August 20, 2014, by and among (a) REVOLUTION LIGHTING TECHNOLOGIES, INC., a Delaware corporation, as borrower agent (in such capacity, the “Borrower Agent”), (b) each of the Persons listed on Schedule I hereto (each such Person, together with the Borrower Agent, individually, a “Borrower” and, collectively, the “Borrowers”), (c) each of the Persons listed on Schedule II hereto (each such Person, individually, a “Guarantor” and, collectively, the “Guarantors”) (the Borrowers and the Guarantors are hereinafter referred to, individually, as a “Pledgor” and, collectively with any other Person now or hereafter party hereto, as the “Pledgors”), and (d) BANK OF AMERICA, N.A., as Lender (in such capacity, the “Lender”) for its own benefit and the benefit of the other Secured Parties (as defined in the Loan Agreement referred to below), in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

WITNESSETH:

WHEREAS, reference is made to that certain Loan and Security Agreement, dated as of August 20, 2014 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”), by and among the Pledgors and the Lender, pursuant to which the Lender has agreed to make Loans to the Borrowers and to issue Letters of Credit for the account of the Borrowers, upon the terms and subject to the conditions specified in the Loan Agreement; and

WHEREAS, pursuant to the Loan Agreement, each of the Pledgors, among others, has granted to the Lender (for its own benefit and the benefit of the other Secured Parties) a security interest in and to the Collateral (as defined in the Loan Agreement), as security for the Obligations; and

WHEREAS, the obligations of the Lender to make Loans and to issue Letters of Credit are each conditioned upon, among other things, the execution and delivery by the Pledgors of an agreement in the form hereof, pursuant to which each Pledgor confirms its grant of security interest provided in the Loan Agreement and further grants to the Lender (for its own benefit and the benefit of the other Secured Parties) a security interest in and to the Pledged Collateral (as defined herein).

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Pledgors and the Lender, on its own behalf and on behalf of the other Secured Parties (and each of their respective successors or assigns), hereby agree as follows:

SECTION 1

Definitions

1.1 Generally. All references herein to the UCC shall mean the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

1.2 Definitions of Certain Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement. In addition, as used herein, the following terms shall have the following meanings:

“Agreement” shall have the meaning assigned to such term in the preamble to this Agreement.

“Blue Sky Laws” shall have the meaning assigned to such term in Section 7.7 of this Agreement.

“Borrower Agent” shall have the meaning assigned to such term in the preamble of this Agreement.

“Borrower” and “Borrowers” shall have the meaning assigned to such terms in the preamble of this Agreement.

“Guarantor” and “Guarantors” shall have the meaning assigned to such terms in the preamble of this Agreement.

“Lender” shall have the meaning assigned to such term in the preamble of this Agreement.

“Loan Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.5 of this Agreement.

“Pledged Securities” shall have the meaning assigned to such term in Section 2.1 of this Agreement.

“Pledgor” and “Pledgors” shall have the meaning assigned to such term in the preamble of this Agreement.

“Securities Act” shall have the meaning assigned to such term in Section 7.7 of this Agreement.

1.3 Rules of Interpretation. The rules of interpretation specified in Sections 1.2 through 1.4 of the Loan Agreement shall be applicable to this Agreement.

SECTION 2

Pledge

In furtherance and as confirmation of the security interest granted by the Pledgors to the Lender (for its own benefit and the benefit of the other Secured Parties) under the Loan Agreement, and as further security for the prompt payment or performance, as the case may be, of all Obligations, each of the Pledgors hereby ratifies such security interest and grants to the Lender (for its own benefit and the benefit of the other Secured Parties) a continuing security interest in and Lien upon all of the present and future right, title and interest of such Pledgor in and to the following property, and each item thereof, whether now owned or existing or hereafter acquired or arising, together with all products, proceeds, substitutions, and accessions of or to any of the following property:

2.1 all shares of capital stock, limited liability company membership interests and other Equity Interests owned by such Pledgor, including in each entity designated as an “Issuer” on Schedule III hereto, and any shares of capital stock, limited liability company membership interests or other Equity Interests obtained in the future by such Pledgor, and the stock certificates or other security certificates (as defined in the UCC) representing all such shares, membership interests or other Equity Interests (the “Pledged Securities”);

2.2 all other Investment Property that may be delivered to, and held by, the Lender pursuant to the terms hereof;

2.3 all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable, in respect of, or in exchange for, the Pledged Securities and other Investment Property referred to in clauses 2.1 and 2.2 above;

2.4 subject to Section 6, all rights and privileges of such Pledgor with respect to the Pledged Securities and other Investment Property referred to in clauses 2.1, 2.2, and 2.3 above; and

2.5 all proceeds of any of the foregoing (the items referred to in clauses 2.1 through 2.5 being collectively referred to as the “Pledged Collateral”);

provided, that in no event shall the Pledged Collateral include more than 65% of the voting stock of any Foreign Subsidiary.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Lender, its successors and assigns, for its own benefit and the benefit of the other Secured Parties, until Full Payment of the Obligations; subject, however, to the terms, covenants and conditions hereinafter set forth.

Upon delivery to the Lender pursuant to Section 3 of this Agreement, (a) all stock certificates or other securities now or hereafter included in the Pledged Securities shall be accompanied by stock powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Lender and by such other instruments and documents as the Lender may reasonably request, and (b) all other Investment Property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Lender may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the Pledged Securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule III and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

SECTION 3

Delivery of the Pledged Collateral

3.1 On or before the Closing Date, each Pledgor shall deliver or cause to be delivered to the Lender any and all Pledged Securities, any and all Investment Property, and any and all original certificates or other instruments or documents representing the Pledged Collateral.

3.2 After the Closing Date, promptly upon any Pledgor’s acquiring any Pledged Securities, and any original certificates or other instruments or documents representing such Pledged Securities, such Pledgor shall deliver or cause to be delivered to the Lender such Pledged Securities.

3.3 Each Pledgor hereby irrevocably authorizes the Lender, at any time and from time to time, to file in any appropriate filing office, wherever located, any financing statement describing the Pledged Collateral that contains any information required by the UCC of the applicable jurisdiction for the sufficiency or filing office acceptance of any financing statement. Each Pledgor also authorizes the Lender to take any and all actions required by any applicable law to perfect and protect the security interest granted hereunder. Each Pledgor shall provide the Lender with any information the Lender shall reasonably request in connection with any of the foregoing.

SECTION 4

Representations, Warranties and Covenants

Each Pledgor hereby represents, warrants and covenants, as to itself and the Pledged Collateral pledged by it hereunder, to and with the Lender that:

4.1 the Pledged Securities represent that percentage of the issued and outstanding shares of each class of the Equity Interests of the Issuer with respect thereto as set forth on Schedule III;

4.2 except for the security interest granted hereunder, and except as otherwise permitted in the Loan Agreement and the other Loan Documents, such Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule III, (ii) holds the Pledged Collateral free and clear of all Liens, other than Permitted Liens having priority by operation of applicable law, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in, or other Lien on, the Pledged Collateral, other than pursuant hereto and other than Permitted Liens having priority by operation of applicable law, and (iv) other than as permitted in Section 6, will cause any and all distributions in cash or in kind made on the Pledged Collateral to be forthwith deposited with the Lender and pledged or assigned hereunder;

4.3 except in compliance with the Loan Agreement, such Pledgor will not consent to or approve the issuance of (a) any additional shares of any class of Equity Interests of any Issuer of the Pledged Securities, or the issuance of any Equity Interests in any such Person, (b) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or exchangeable for, any such shares, membership interests or other Equity Interests, or (c) any warrants, options, rights, or other commitments entitling any person to purchase or otherwise acquire any such shares, membership interests or other Equity Interests;

4.4 such Pledgor (i) has the power and authority to pledge the Pledged Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens having priority by operation of applicable law, however arising, of all Persons whomsoever;

4.5 except for consents or approvals already obtained, no consent of any other Person (including stockholders or creditors of such Pledgor), and no consent or approval of any Governmental Authority or any securities exchange, was or is necessary to the validity of the pledge effected hereby or to the disposition of the Pledged Collateral upon an Event of Default in accordance with the terms of this Agreement and the Loan Agreement;

4.6 by virtue of the execution and delivery by such Pledgor of this Agreement, and the delivery by such Pledgor to the Lender, of the stock certificates or other certificates or documents representing or evidencing the Pledged Collateral in accordance with the terms of this Agreement, the Lender will obtain a valid and perfected first Lien upon, and security interest in, the Pledged Collateral as security for the payment and performance of the Obligations;

4.7 all of the Pledged Securities set forth on Schedule III have been duly authorized and validly issued and, to the extent applicable, are fully paid and nonassessable; and

4.8 all information set forth herein relating to the Pledged Collateral on Schedule III is accurate and complete in all material respects as of the date hereof, and all other information set forth herein is accurate and complete in all material respects.

SECTION 5

Registration in Nominee Name; Copies of Notices

Upon the occurrence and during the continuance of an Event of Default, the Lender, on its own behalf and on behalf of the other Secured Parties, shall have the right (in its reasonable discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of each Pledgor, endorsed or assigned in blank or in favor of the Lender. Each Pledgor will promptly give to the Lender copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor.

SECTION 6

Voting Rights; Dividends and Interest, Etc.

6.1 Unless and until an Event of Default has occurred and is continuing, each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Pledged Securities or any part thereof to the extent, and only to the extent, that such rights are exercised for any purpose consistent with, and not otherwise in violation of, the terms and conditions of this Agreement, the Loan Agreement, the other Loan Documents and applicable law; provided, however, that no Pledgor will be entitled to exercise any such right if the result thereof could reasonably be expected to materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Secured Parties under this Agreement, the Loan Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

6.2 Upon the occurrence and during the continuance of an Event of Default, all rights of each Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 6.1 shall cease, and all such rights shall thereupon become vested in the Lender, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that the Lender shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived in writing by the Lender, each Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of Section 6.1.

6.3 From and after the date hereof, all rights of each Pledgor to dividends or other cash distributions paid on the Pledged Collateral shall cease, and all such rights shall thereupon become vested in the Lender, which shall have the sole and exclusive right and authority to receive and retain such dividends or other cash distributions. All dividends or other cash distributions received by any Pledgor contrary to the provisions of this Section 6.3 shall be held in trust for the benefit of the Lender, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to a Dominion Account subject to a Deposit Account Control Agreement in accordance with the provisions of the Loan Agreement in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Lender pursuant to the provisions of this Section 6.3 shall be applied in accordance with the provisions of Section 8.

6.4 All noncash dividends, and all dividends paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than dividends and distributions referred to in the preceding sentence) made on or in respect of the Pledged Collateral, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the Issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, amalgamation, arrangement, consolidation, acquisition or other exchange of assets to which such Issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Lender and shall be forthwith delivered to the Lender, in the same form as so received (with any necessary endorsement).

SECTION 7

Remedies upon Default

Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Lender shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC or other applicable law. The rights and remedies of the Lender shall include, without limitation, the right to take any or all of the following actions at the same or different times:

7.1 The Lender may sell or otherwise dispose of all or any part of the Pledged Collateral, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Lender shall deem appropriate. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor.

7.2 The Lender shall give the applicable Pledgor at least ten (10) days’ prior written notice (unless the Pledged Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Lender shall give such Pledgor such advance notice as may be practicable under the circumstances)), by authenticated record, of the Lender’s intention to make any sale of the Pledged Collateral. Such notice, (i) in the case of a public sale, shall state the date, time and place for such sale, (ii) in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such board or exchange, and (iii) in the case of a private sale, shall state the date after which any private sale or other disposition of the Pledged Collateral shall be made. Each Pledgor agrees that such written notice shall satisfy all requirements for notice to such Pledgor which are imposed under the UCC with respect to the exercise of the Lender’s rights and remedies upon default. The Lender shall not be obligated to make any sale or other disposition of any Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Pledged Collateral shall have been given. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

7.3 Any public sale shall be held at such time or times within ordinary business hours and at such place or places as the Lender may fix and state in the notice of such sale.

7.4 At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 7, the Lender or any other Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor, the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Lender or such other Secured Party from any Pledgor on account of the Obligations as a credit against the purchase price, and the Lender or such other Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Pledgor therefor.

7.5 For purposes hereof, a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof. The Lender shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Lender shall have entered into such an agreement all Events of Default shall have been remedied and there has occurred a Full Payment of the Obligations.

7.6 As an alternative to exercising the power of sale herein conferred upon it, the Lender may proceed by a suit or suits at law or in equity to foreclose upon the Pledged Collateral and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

7.7 Each Pledgor recognizes that (a) the Lender may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, 15 U.S.C. §77 (as amended and in effect, the “Securities Act”) or the Securities laws of various states (the “Blue Sky Laws”), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof, (b) that private sales so made may be at prices and upon other terms less favorable to the seller than if the Pledged Collateral were sold at public sales, (c) that neither the Lender nor any other Secured Party has any obligation to delay sale of any of the Pledged Collateral for the period of time necessary to permit the Pledged Collateral to be registered for public sale under the Securities Act or the Blue Sky Laws, and (d) that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

7.8 To the extent permitted by applicable law, each Pledgor hereby waives all rights of redemption, stay, valuation and appraisal which such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. In dealing with or disposing of the Pledged Collateral or any part thereof, neither the Lender nor any other Secured Party shall be required to give priority or preference to any item of Pledged Collateral or otherwise to marshal assets or to take possession or sell any Pledged Collateral with judicial process.

SECTION 8

Application of Proceeds of Sale

After the occurrence and during the continuance of an Event of Default and acceleration of the Obligations, the Lender shall apply the proceeds of any collection or sale of the Pledged Collateral, as well as any Pledged Collateral consisting of cash, to the Obligations at such times and in such manner as the Lender may determine in its sole discretion.

Upon any sale or other disposition of the Pledged Collateral by the Lender (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Lender or of the officer making the sale or other disposition shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold or otherwise disposed of and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Lender or such officer or be answerable in any way for the misapplication thereof.

SECTION 9

Registration, Etc.

If the Lender reasonably determines that it is necessary to sell any of the Pledged Securities at a public sale, each Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default hereunder, such Pledgor will, at any time and from time to time, upon the written request of the Lender, use commercially reasonable efforts to take or to cause the issuer of such Pledged Securities to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Lender to permit the public sale of such Pledged Securities. Without limiting or duplicating any of its other indemnification obligations under the Loan Agreement or the other Loan Documents, each Pledgor agrees to indemnify, defend and hold harmless the Lender, each other Secured Party, any underwriter, and their respective officers, directors, Affiliates and controlling Persons from and against all loss, liability, expenses, costs of counsel (including the reasonable fees and expenses of legal counsel to the Lender), and claims (including the reasonable costs of investigation) that any of them may incur insofar as such loss, liability, expense or claim arises out of, or is based upon, any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Pledgor or the issuer of such Pledged Securities by the Lender or any other Secured Party expressly for use therein. Each Pledgor further agrees, upon such written request referred to above, to use commercially reasonable efforts to qualify, file or register, or cause the issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Securities Act, Blue Sky Laws or other securities laws of such states as may be requested by the Lender and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Pledgor will bear all costs and expenses of carrying out its obligations under this Section 9. Each Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 9 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 9 may be specifically enforced.

SECTION 10

Further Assurances

Each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further documents, financing statements, agreements and instruments and take all such further actions as the Lender may from time to time reasonably request to better assure, preserve, protect and perfect the security interest in the Pledged Collateral granted pursuant to this Agreement and the rights and remedies created hereby or the validity or priority of such security interest, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the security interest and the filing of any financing statements or other documents in connection herewith or therewith.

SECTION 11

Intent

This Agreement is being executed and delivered by each Pledgor for the purpose of confirming the grant of the security interest of the Lender in the Pledged Collateral. It is intended that the security interest granted pursuant to this Agreement is granted as a supplement to, and not in limitation of, the security interest granted to the Lender, for its own benefit and the benefit of the other Secured Parties, under the Loan Agreement. All provisions of the Loan Agreement (including, without limitation, the rights, remedies, powers, privileges and discretions of the Lender thereunder) shall apply to the Pledged Collateral. In the event of a conflict between this Agreement and the Loan Agreement, the terms of this Agreement shall control with respect to the Pledged Collateral and the terms of the Loan Agreement shall control with respect to all other Collateral.

SECTION 12

Termination; Release of Pledged Collateral

12.1 Any Lien upon any Pledged Collateral will be released automatically if the Pledged Collateral constitutes property being sold, transferred or disposed of in disposition permitted pursuant to Section 9.2.6 of the Loan Agreement upon receipt by the Lender of the Net Proceeds thereof to the extent required by the Loan Agreement. Upon at least two (2) Business Days prior written request by the applicable Pledgor, the Lender shall execute such documents as may be necessary to evidence the release of the Liens upon any Pledged Collateral described in this Section 12.1; provided, however, that (i) the Lender shall not be required to execute any such document on terms which, in its reasonable opinion, would, under applicable law, expose the Lender to liability or entail any adverse consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Pledgor in respect of) all interests retained by any Pledgor, including, without limitation, the Net Proceeds of any sale, all of which shall continue to constitute part of the Pledged Collateral.

12.2 Except for those provisions which expressly survive the termination thereof, and subject to Section 4.5 of the Loan Agreement, this Agreement and the security interest granted herein shall terminate when there has occurred a Full Payment of the Obligations, at which time the Lender shall return all Pledged Collateral to the Pledgors and execute and deliver to the Pledgors, at the Pledgors’ expense, all UCC termination statements, releases and similar documents that the Pledgors shall reasonably request to evidence such termination; provided, however, that (i) the Lender shall not be required to execute any such document on terms which, in its reasonable opinion, would, under applicable law, expose the Lender to liability or entail any adverse consequence other than the release of such Liens without recourse or warranty, and (ii) the Loan Agreement, this Agreement, and the security interest granted herein shall be reinstated if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party upon the bankruptcy or reorganization of any Pledgor. Any execution and delivery of termination statements, releases or other documents pursuant to this Section 12.2 shall be without recourse to, or warranty by, the Lender or any other Secured Party.

SECTION 13

Governing Law

THIS AGREEMENT AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

SECTION 14

Counterparts; Execution

This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when the Lender has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement. Any electronic signature, contract formation on an electronic platform and electronic record-keeping shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GRANTORS:	REVOLUTION LIGHTING
TECHNOLOGIES, INC.

	By:	/s/ Charles J. Schafer
	Name:	Charles J. Schafer
	Title:	President, CFO, Secretary and Treasurer

LUMIFICIENT CORPORATION

	By:	/s/ Carey Burkett
	Name:	Carey Burkett
	Title:	President

LIGHTING INTEGRATION
TECHNOLOGIES, LLC

	By:	/s/ Charles J. Schafer
	Name:	Charles J. Schafer
	Title:	President

SEESMART TECHNOLOGIES, LLC

	By:	/s/ Charles J. Schafer
	Name:	Charles J. Schafer
	Title:	President

RELUME TECHNOLOGIES, INC.

	By:	/s/ Charles J. Schafer
	Name:	Charles J. Schafer
	Title:	President, Secretary and Treasurer

TRI-STATE LED DE, LLC

	By:	/s/ Charles J. Schafer
	Name:	Charles J. Schafer
	Title:	President

Signature Page to Pledge Agreement

VALUE LIGHTING, LLC

By:	/s/ Charles J. Schafer
Name:	Charles J. Schafer
Title:	President

SEESMART, INC.

By:	/s/ Charles J. Schafer
Name:	Charles J. Schafer
Title:	President and Secretary

SENTINEL SYSTEM, LLC

By:	/s/ Charles J. Schafer
Name:	Charles J. Schafer
Title:	President, Secretary and Treasurer

VALUE LIGHTING OF HOUSTON, LLC
By: Value Lighting, LLC
Its Sole Member

By:	/s/ Charles J. Schafer
Name:	Charles J. Schafer
Title:	President

ENVIROLIGHT LED, LLC
By: Seesmart, Inc.,
Its Sole Member

By:	/s/ Charles J. Schafer
Name:	Charles J. Schafer
Title:	President and Secretary

Signature Page to Pledge Agreement

LENDER:	BANK OF AMERICA, N.A.

	By:	/s/ Cynthia Stannard
	Name:	Cynthia Stannard
	Title:	Senior Vice President

Signature Page to Pledge Agreement

SCHEDULE I

Borrowers other than the Borrower Agent

LUMIFICIENT CORPORATION

LIGHTING INTEGRATION TECHNOLOGIES, LLC

SEESMART TECHNOLOGIES, LLC

RELUME TECHNOLOGIES, INC.

TRI-STATE LED DE, LLC

VALUE LIGHTING, LLC

SCHEDULE II

Guarantors

SEESMART, INC.

SENTINEL SYSTEM, LLC

VALUE LIGHTING OF HOUSTON, LLC

ENVIROLIGHT LED, LLC

SCHEDULE III

Equity Interests

None of the Issuers has any authorized, issued or outstanding shares of its Equity Interests or other Equity Interests of any class or any commitments to issue any shares of its capital stock or other Equity Interests of any class or any securities convertible into or exchangeable for any shares of its Equity Interests of any class except as otherwise stated in this Schedule I.

Issuer	Record Owner	Class of Equity Interests	Number of Equity Interests held by Record Owner	Number of Issued and Outstanding Equity Interests	Percentage of Equity Interests held by Record Owner (Rounded to Nearest 1%)
Lumificient Corporation	Revolution Lighting Technologies, Inc.	Common Stock	1,248,440	1,248,440	100%
Seesmart Technologies, LLC	Revolution Lighting Technologies, Inc.	Membership Interests	100%	100%	100%
Lighting Integration Technologies, LLC	Revolution Lighting Technologies, Inc.	Membership Interests	100%	100%	100%
Seesmart, Inc.	Seesmart Technologies, LLC	Common Stock	8,703,587	8,703,587	100%
Envirolight LED, LLC	Seesmart, Inc.	Units	7,000,000	7,000,000	100%
Relume Technologies, Inc.	Revolution Lighting Technologies, Inc.	Common Stock	10,745,010	10,745,010	100%[1]
Relume Technologies, Inc.	Revolution Lighting Technologies, Inc.	Class B Preferred Stock	2,888,052	2,888,052	100%

[1]	Excluding options.

Issuer	Record Owner	Class of Equity Interests	Number of Equity Interests held by Record Owner	Number of Issued and Outstanding Equity Interests	Percentage of Equity Interests held by Record Owner (Rounded to Nearest 1%)
Relume Technologies, Inc.	Revolution Lighting Technologies, Inc.	Class C Convertible Preferred Stock	8,097,065	8,097,065	100%
Relume Technologies, Inc.	Revolution Lighting Technologies, Inc.	Class D Convertible Preferred Stock	34,677,116	34,677,116	100%
Sentinel System, LLC	Relume Technologies, Inc.	Units	100	100	100%
Tri-State LED DE, LLC	Revolution Lighting Technologies, Inc.	Units	1,000	1,000	100%
Value Lighting, LLC	Revolution Lighting Technologies, Inc.	Membership Interests	100%	100%	100%
Value Lighting of Houston, LLC	Value Lighting, LLC	Membership Interests	100%	100%	100%